EXHIBIT 5.1

                         [LETTERHEAD OF MIM CORPORATION]
                              100 CLEARBROOK ROAD
                           ELMSFORD, NEW YORK 10523

July 22, 2003


MIM Corporation
100 Clearbrook Road
Elmsford, New York 10523

Ladies and Gentlemen:

         I am the general counsel of MIM Corporation, a Delaware corporation (the "Company"), and have represented the Company as such in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of 200,000 shares of common stock, par value $.0001 per share (the "Shares"), issuable by the Company pursuant to an amendment and restatement of the Company's 1996 Non-Employee Directors Stock Incentive Stock Plan (the "Plan").

         In rendering the opinions set forth herein, I have reviewed the Plan. I have also examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth.

         Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions set forth herein, I am of the opinion that: (i) the Shares are duly authorized; and (ii) upon the issuance of the Shares, in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing does not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is given as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may occur after the date of this opinion.

Very truly yours,


/s/ Barry A. Posner
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Barry A. Posner
General Counsel